UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue, 28th Floor
New York, NY 10022
(Address of principal executive offices)
(Zip Code)

(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On February 27, 2023 (the “Execution Date”), Focus Financial Partners Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Ferdinand FFP Acquisition, LLC, a Delaware limited liability company (“Parent”) that is affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”) and Stone Point Capital LLC (“Stone Point”), Ferdinand FFP Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Ferdinand FFP Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“LLC Merger Sub”, and collectively with Company Merger Sub, “Merger Subs”), and Focus Financial Partners, LLC, a Delaware limited liability company and a subsidiary of the Company (“Focus LLC”). Capitalized terms used and not otherwise defined herein have the meaning set forth in the Merger Agreement, which is attached hereto as Exhibit 2.1.

Upon the terms and subject to the conditions set forth in the Merger Agreement, (a) LLC Merger Sub will merge with and into Focus LLC (the “LLC Merger”), with Focus LLC surviving the LLC Merger and (b) Company Merger Sub will merge with and into the Company (the “Company Merger” and, collectively with the LLC Merger, the “Mergers”), with the Company surviving the Company Merger.

At the effective time of the Company Merger (the “Company Merger Effective Time”), (a) each share of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time, other than Excluded Shares, will be converted into the right to receive $53 per share of Class A Common Stock in cash, without interest (the “Merger Consideration”), and (b) each share of Class B common stock, par value $0.01 per share of the Company (“Class B Common Stock” and together with the Class A Common Stock, the “Company Stock”) issued and outstanding immediately prior to the Company Merger Effective Time will automatically be cancelled and cease to exist. At the effective time of the LLC Merger (the “LLC Merger Effective Time”), each of the Common Units and Incentive Units of Focus LLC (each, a “Focus LLC Unit”) issued and outstanding immediately prior to the LLC Merger Effective Time and after the Vested Units Exchanges, other than (i) the Rollover Units and any other Focus LLC Units owned by Parent and (ii) the Focus LLC Units owned by the Company or any of its wholly owned subsidiaries, will be cancelled and forfeited for no consideration.

At the Company Merger Effective Time, (a) each then outstanding option to purchase shares of Company Stock (a “Company Option”) that is vested and has a per share exercise price that is less than the Merger Consideration immediately prior to the Company Merger Effective Time, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Company Stock subject to the Company Option immediately prior to the Company Merger Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Stock of such Company Option (the “Option Consideration”), (b) each then outstanding Company Option that is unvested and has a per share exercise price that is less than the Merger Consideration immediately prior to the Company Merger Effective Time will be cancelled and converted into a Contingent Cash Award equal to the Option Consideration with respect to such Company Option, (c) each Company Option (whether vested or unvested) that has a per share exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration, and (d) each then outstanding restricted stock unit award corresponding to shares of Company Stock (a “Company RSU”) that is unvested immediately prior to the Company Merger Effective Time will be cancelled and converted into a Contingent Cash Award in an amount equal to the product of (i) the number of shares of Company Stock corresponding to such Company RSU immediately prior to the Company Merger Effective Time, and by (ii) the Merger Consideration.

Immediately prior to and conditioned upon the LLC Merger Effective Time, the Company will require each member of Focus LLC (other than the Company and its wholly-owned subsidiaries and Parent) to effect an Exchange (as defined in the Fourth Amended and Restated Operating Agreement of Focus LLC, dated as of July 30, 2018, as amended (the “Focus LLC Agreement”)) of all outstanding Vested Common Units held by such member (including, with respect to each such member who holds Vested Incentive Units, the applicable number of Vested Common Units received as a result of the conversion (based on the IU Conversion Ratio) of Vested Incentive Units held by such member that have a Hurdle Amount that is less than the Merger Consideration), other than the Rollover Units, together with, as applicable, the surrender for cancellation of the corresponding number of shares of Class B Common Stock, in accordance with the Focus LLC Agreement (the “Vested Units Exchanges”). Also on the date of the Closing and prior to the LLC Merger Effective Time, each Incentive Unit, whether a Vested Incentive Unit or unvested Incentive Unit, that has a Hurdle Amount that is equal to or greater than the Merger Consideration shall, automatically and without any action on the part of Focus LLC, Parent, the Company, or the holder thereof, be cancelled for no consideration.

At the Company Merger Effective Time, each outstanding unvested Common Unit held by a member of Focus LLC (other than the Company and its wholly owned Subsidiaries or Parent) (including, with respect to each such member who holds unvested Incentive Units, each unvested Common Unit received as a result of the conversion (based on the IU Conversion Ratio) of unvested Incentive Units held by such member that have a Hurdle Amount that is less than the Merger Consideration) shall automatically be cancelled and converted into a Contingent Cash Award equal to the Merger Consideration, which Contingent Cash Award will vest and become payable pursuant to the same vesting schedule applicable to the corresponding unvested Common Unit or Incentive Unit, as applicable.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Company Board”), comprised solely of disinterested and independent members of the Company Board, unanimously recommended that the Company Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, and that, subject to Company Board approval, the Company Board recommend that the stockholders of the Company vote in favor of adoption of the Merger Agreement. The Company Board, acting on the recommendation of the Special Committee, unanimously recommended that the stockholders of the Company vote in favor of adoption of the Merger Agreement. Both the Special Committee and the Company Board determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair to, and in the best interests of, the Company and its stockholders other than CD&R, Stone Point and certain of their affiliates and portfolio companies and persons who are “officers” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

Consummation of the Mergers is subject to the satisfaction or, if permitted by law, waiver by Parent, the Company or both of a number of conditions, including among other customary closing conditions that (a) the adoption of the Merger Agreement by the affirmative vote of (i) the holders of a majority in voting power of the outstanding shares of Company Stock, voting together as a single class, and entitled to vote thereon and (ii) the holders of a majority in voting power of the outstanding shares of Company Stock, voting together as a single class, held by the stockholders other than CD&R, Stone Point and certain of their affiliates and portfolio companies and persons who are “officers” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act (clauses (i) and (ii), collectively, the “Requisite Company Stockholder Approvals”), (b) the waiting period applicable to the consummation of the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated and the necessary approvals, clearances or expirations of waiting periods under certain other antitrust, foreign direct investment and other laws have been obtained or deemed obtained as a result of the expiry of applicable waiting periods, (c) no court or other governmental authority has enacted, announced, issued, promulgated, enforced or entered into any law that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Mergers and (d) the absence of a material adverse effect since the date of the Merger Agreement. Moreover, each party’s obligation to consummate the Mergers is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain materiality qualifiers).

The Company has made various representations and warranties and agreed to certain covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the earlier of the date on which the closing of the Mergers (“Closing”) occurs and the termination of the Merger Agreement and other matters.

The Merger Agreement contains a “go-shop” covenant permitting the Company to solicit Acquisition Proposals from Third Persons during the period beginning on the Execution Date and continuing until (a) 11:59 p.m. Eastern Time on April 8, 2023 (the “No-Shop Period Start Date”) for any Person or “group” who is not an Excluded Party, or (b) in respect of any Excluded Party, the earlier of (i) 11:59 p.m. Eastern Time on April 18, 2023 (the “Cut-Off Time”) and (ii) the time that such Excluded Party otherwise ceases to be an Excluded Party in accordance with the definition of “Excluded Party” in the Merger Agreement. From the No-Shop Period Start Date (or, with respect to an Excluded Party, the Cut-Off Time) until the earlier of the termination of the Merger Agreement and the Company Merger Effective Time, the Company has agreed not to solicit alternative Acquisition Proposals from third parties or provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to certain exceptions to permit the Company’s Board of Directors to comply with its fiduciary obligations. Notwithstanding the commencement of the No-Shop Period Start Date, the Company may continue to engage in certain activities with respect to any Excluded Party, including with respect to any amended or modified Acquisition Proposal submitted by any Excluded Party following the No-Shop Period Start Date until the earlier of (i) the Cut-Off Time and (ii) the time that such Person ceases to be an Excluded Party. Prior to the receipt of the Requisite Company Stockholder Approvals, subject to satisfaction of certain conditions and under the circumstances specified in the Merger Agreement, either the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Change of Recommendation (a) in response to a bona fide written Acquisition Proposal that did not arise from a breach of the non-solicitation provisions set forth in the Merger Agreement, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal or (b) in response to an Intervening Event, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that a failure to effect a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

The Merger Agreement contains certain termination rights for the parties, including the right of either party, subject to specified limitations, to terminate the Merger Agreement if the Mergers are not consummated on or before November 27, 2023. The Merger Agreement also provides that upon termination of the Merger Agreement in specified circumstances including termination by the Company to accept and enter into a definitive agreement with respect to a Superior Proposal or termination by Parent following a Change of Recommendation, or the occurrence of other, customary circumstances, the Company must pay Parent a termination fee of $150,350,000. If the Company terminates the Merger Agreement to accept a Superior Proposal with (a) an Excluded Party prior to the Cut-Off Time or (b) any Person prior to the No-Shop Period Start Date, then the termination fee would be $69,392,000.

Certain investment funds affiliated with or managed by CD&R and Stone Point (such funds, the “Guarantors”) have delivered to the Company (a) limited guarantees in favor of the Company and pursuant to which the Guarantors are guaranteeing certain obligations of Parent and Merger Subs in connection with the Merger Agreement and (b) executed commitment letters between Parent and each of the Guarantors pursuant to which the Guarantors have, together, committed to invest sufficient funds in Parent to finance the Merger Consideration, the Option Consideration and the Closing TRA Payoff Amount.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Subs or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreement

As a condition and inducement to Parent’s willingness to enter into the Merger Agreement and concurrently with the execution and delivery of the Merger Agreement, certain investment funds affiliated with or managed by Stone Point that own shares of Company Stock (the “Stone Point Stockholders”), the Company and Parent entered into a support agreement pursuant to which, among other things, the Stone Point Stockholders have agreed to support the transactions contemplated by the Merger Agreement and vote in favor of the matters to be submitted to the Company’s stockholders in connection with the Mergers, refrain from soliciting or supporting other Acquisition Proposals and contribute, directly or indirectly, and immediately prior to the Vested Units Exchanges, a portion of the shares of Company Stock and Focus LLC Units held by them to an indirect sole owner of Parent in exchange for certain equity interests of such owner of Parent, on the terms and subject to the conditions set forth in the Support Agreement and thereafter such Company Stock and Focus LLC Units shall be contributed to Parent.

The Support Agreement will terminate upon the earliest to occur of the Closing, the valid termination of the Merger Agreement in accordance with its terms, an amendment to the Merger Agreement without the prior written consent of the Stone Point Stockholders that reduces the amount of the Merger Consideration or changes the form of the Merger Consideration or the written consent of the parties.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

TRA Waiver and Exchange Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company and Parent entered into agreements with each of the Stone Point Stockholders and certain members of the Company’s senior leadership team regarding the terms and conditions for the satisfaction of the Company’s obligations to such Persons pursuant to the Tax Receivable Agreements (the “TRA Waiver and Exchange Agreements”). Under the terms of the Tax Receivable Agreements, a Change of Control (as defined under the Tax Receivable Agreements, which includes the occurence of certain mergers and consolidations, including the Company Merger) will result in a lump-sum payment generally equal to the present value of hypothetical future payments that would be made by the Company for certain tax benefits, calculated using particular assumptions specified in the Tax Receivable Agreements (the “TRA Payoff Amount”). Under the TRA Waiver and Exchange Agreements, each of the Stone Point Stockholders and each of such members of the Company’s senior leadership team agreed to receive their portion of the TRA Payoff Amount in the form of a promissory note at Closing with a principal amount equal to their respective portion of the TRA Payoff Amount they were otherwise entitled to receive in cash at the Closing. All other parties to the Tax Receivable Agreements will receive their respective portion of the TRA Payoff Amount in cash at the Closing (the “Closing TRA Payoff Amount”).

The foregoing description of the TRA Waiver and Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to a form of the TRA Waiver and Exchange Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

This report contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events. Specific forward-looking statements include, among others, statements regarding the potential benefits of the proposed transaction, the Company’s plans, objectives and expectations and consummation of the proposed transaction. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and partner firm clients and others with whom the Company and its partner firms do business; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors. Any forward-looking statements in this communication are based upon information available to the Company on the date of this report. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could affect the Company may be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Important Information for Stockholders

The proposed transaction will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC, and the Company, affiliates of Stone Point and affiliates of CD&R will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). In addition, the Company may also file other relevant documents with the SEC regarding the proposed transaction. After the proxy statement and the Schedule 13e-3 has been cleared by the SEC, a definitive proxy statement, Schedule 13e-3 and WHITE proxy card will be mailed to the stockholders of the Company.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain a free copy of the proxy statement(s) (when available) and other documents filed with the SEC by the Company, at the Company’s website, www.focusfinancialpartners.com, or at the SEC’s website, www.sec.gov. The proxy statement, Schedule 13e-3 and other relevant documents may also be obtained for free from the Company by writing to Focus Financial Partners Inc., 875 Third Avenue, 28th Floor, New York, NY 10022, Attention: Investor Relations.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement on Schedule 14A for the 2022 annual meeting of the Company’s stockholders, which was filed with the SEC on April 14, 2022 and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of February 27, 2023, by and among Focus Financial Partners Inc., Ferdinand FFP Acquisition, LLC, Ferdinand FFP Merger Sub 1, Inc., Ferdinand FFP Merger Sub 2, LLC, and Focus Financial Partners, LLC.
10.1	Support Agreement, dated as of February 27, 2023, by and among Trident FFP L.P., Trident VI, L.P., Trident VI Parallel Fund, L.P., Trident VI DE Parallel Fund, L.P., the Company, Parent and certain affiliates of Parent.
10.2	Form of TRA Waiver and Exchange Agreement
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated: February 28, 2023